Exhibit 99.1

RenX Regains Compliance with Nasdaq’s Minimum Bid Price Listing Rule

MIAMI, April 13, 2026 -- RenX Enterprises Corp. “RenX” (NASDAQ: RENX) (“RenX” or the “Company”), a technology-driven environmental processing and sustainable materials company, announced today that it has received formal notice from Nasdaq confirming that the company has regained compliance with the minimum bid requirements of Nasdaq Listing Rule 5550(a)(2). The Company has now successfully resolved its Nasdaq compliance issue and Nasdaq has advised that the matter is now closed. Consequently, RenX’s common stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “RENX.”

“We are pleased to have regained full Nasdaq compliance and to close this matter. The more important story is the progress our team is making on the ground. Our operations are performing well, our pipeline is active, and we remain on plan with the key initiatives we have outlined for 2026. We remain committed to creating long-term value for our shareholders and look forward to updating them as we continue to execute on our strategic priorities,” said David Villarreal, Chief Executive Officer of RenX.

About RenX Enterprises Corp.

RenX Enterprises Corp. is a technology-driven environmental processing and sustainable materials company focused on producing value-added compost, engineered soils, and specialty growing media for agricultural, commercial, and consumer end markets. The Company’s platform is designed to be differentiated by its use of advanced milling and material-processing technology, including a planned deployment of a licensed Microtec system, to precisely size, refine, and condition organic inputs into consistent, high-performance soil substrates. This technology-enabled approach will allow RenX to move beyond traditional waste-to-value operations and manufacture engineered growing media with repeatable quality and defined specifications.

RenX’s core operations are anchored by a permitted 80+ acre organics processing facility in Myakka City, Florida. At this facility, the Company integrates organics processing, advanced milling, blending, and in-house logistics to support the localized production of proprietary soil substrates and potting media. The Company believes that by optimizing products for regional feedstocks and customer requirements, it can shorten supply chains, enhance quality control, and improve unit economics while serving higher-value end markets. The Company also owns a portfolio of legacy real estate assets, which it intends to monetize to fund its core technology-driven environmental processing platform.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements regarding our plans with respect to our key initiatives for 2026, and our ability to continue our performance and execute such plans and strategic priorities, as well as provide updated to our stockholders as we do so; deploying a licensed Microtec system, to precisely size, refine, and condition organic inputs into consistent, high-performance soil substrates; moving beyond traditional waste-to-value operations and manufacturing engineered growing media with repeatable quality and defined specifications; shortening supply chains, enhancing quality control, and improving unit economics while serving higher-value end markets; and monetizing the Company’s portfolio of legacy real estate assets to fund its core technology-driven environmental processing platform. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to deploy the Microtec system and commence production; the Company’s ability to advance monetization initiatives across its real estate and legacy asset portfolio; the Company’s reliance on third-party technologies and partners; the availability and cost of feedstock and other inputs; market acceptance of engineered growing media products; the Company’s ability to maintain adequate liquidity and working capital; general economic and market conditions; the Company’s ability to continue maintain compliance with the Nasdaq’s minimum bid price requirement and other listing rules; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Media and IR inquiries please contact:

info@renxent.com